Exhibit 10.19a

Pursuant to the terms and conditions of the Company’s 2014 Incentive Plan (the “Plan”), you have been granted an Incentive Stock Option to purchase ________ shares of stock as outlined below.

Granted To: Employee Name

Grant Date: mm/dd/yyyy

Granted: ##

Grant Price: $##	Total Cost to Exercise: $##

Expiration Date: mm/dd/yyy

Vesting Schedule:

By my signature below, I hereby acknowledge receipt of this Grant on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Grant and the Plan.

Signature:	Date: